EXHIBIT 99.1

1 Helen of Troy Plaza

El Paso, TX 79912

915-225-8000

Immediate release

HELEN OF TROY LIMITED REPORTS INCREASES IN THIRD

QUARTER AND NINE MONTH NET SALES REVENUE AND NET INCOME

EL PASO, Texas, Jan. 10 — Helen of Troy Limited (NASDAQ, NM:  HELE), designer, developer and worldwide marketer of brand-name personal care and household consumer products, today reported increases in net sales revenue and net income for the three and nine months ended November 30, 2010.

Third quarter net sales revenue was $205,001,000 versus net sales revenue of $189,399,000 in the same period of the prior year, an increase of 8.2 percent. Net sales revenue for the nine months ended November 30, 2010 was $539,977,000 versus net sales revenue of $495,465,000 for the same period last year, an increase of 9.0 percent.

Third quarter net income was $27,063,000, or $0.86 per fully diluted share, compared to $24,733,000 or $0.80 per fully diluted share for the same period a year earlier, an increase of 9.4 percent in net income for the quarter. Net income for the nine months ended November 30, 2010 was $68,923,000, or $2.20 per fully diluted share, versus $55,153,000, or $1.79 per fully diluted share, for the same period a year earlier, an increase of 25.0 percent in net income for the nine months ended November 30, 2010.

Net sales revenue in the Housewares segment for the third quarter of fiscal 2011 increased to $58,495,000 compared with $55,193,000 for the same period last year, an increase of $3,302,000, or 6.0 percent. Net sales revenue in the Housewares segment for the nine months ended November 30, 2010 increased to $162,124,000 compared with $148,447,000 for the same period last year, an increase of $13,677,000, or 9.2 percent.

Net sales revenue in the Personal Care segment for the third quarter of fiscal 2011 increased to $146,506,000 compared with $134,206,000 for the same period last year, an increase of $12,300,000, or 9.2 percent. Net sales revenue in the Personal Care segment for the nine months ended November 30, 2010 increased to $377,853,000 compared with $347,018,000 for the same period last year, an increase of $30,835,000, or 8.9 percent.

Gerald J. Rubin, Chairman, Chief Executive Officer and President, commenting on the results for the quarter and the first nine months of the fiscal year stated, “We are very pleased with our operating results for the third quarter and nine months ended November 30, 2010, which we achieved in a continuingly difficult retail sales environment. Our Housewares segment continued its sales growth, benefiting from our sales in the dry and wet food storage categories. Our Personal Care segment continued its sales growth, benefiting from our acquisition of the Pert Plus® and Sure® brands.

“Consolidated gross profit margin as a percentage of net sales for the fiscal quarter ended November 30, 2010 increased 1.1 percentage points to 45.2 percent compared to 44.1 percent for the same period last year. Consolidated gross profit margin as a percentage of net sales for the nine month period ended November 30, 2010 increased 2.9 percentage points to 45.5 percent compared to 42.6 percent for the same period last year.

“As of November 30, 2010, Helen of Troy’s balance sheet remains strong with stockholders’ equity of $655,943,000. Our cash and cash equivalents position as of November 30, 2010 was $70,623,000.

“We look forward to the future with great optimism as we continue to review and adjust our business activities to address a slowly improving economic environment. We also continue our focus on targeted expense reductions, while striving to increase sales and net income for the coming year. We believe that our innovative product introductions will be the basis for positioning our company for continued growth and success.

“On December 31, 2010, we completed our previously announced acquisition of Kaz, Inc., which will further diversify and expand our world class consumer brands. We look forward to the additional annual sales revenue from Kaz of over $400,000,000 and the additional brands that include Vicks®, Braun®, Honeywell®, Stinger®, Softheat® and Kaz®. The new products include vaporizers, humidifiers, digital, infrared and non-invasive thermometers, blood pressure monitors, hot/cold health care therapy, air purifiers, seasonal humidifiers, heaters, fans, and dehumidifiers, and lawn and garden products ,” Mr. Rubin concluded.

The Company will conduct a teleconference in conjunction with today’s release.  The teleconference begins at 11 a.m. ET today, Monday, January 10, 2011. Members of the news media, investors and the general public are invited to access a live broadcast of the conference call via the Investor Relations page of the Company’s website at www.hotus.com. The event will be archived and available for replay through February 28, 2011.

About Helen of Troy Limited:

Helen of Troy Limited is a leading global consumer products company offering creative solutions for its customers through a strong portfolio of well-recognized and widely-trusted brands, including:

Housewares: OXO®, Good Grips®, OXO tot® and Candela®; Personal Care: Vidal Sassoon®, Revlon®, Dr. Scholl’s®, Sunbeam®, BedHead®, Pert Plus®, Sure®, Infusium23®,  Brut®, Ogilvie®, Sea Breeze®, Ammens®, Condition® 3-in-1, Helen of Troy®, Hot Tools®, Belson®, Gold ‘N Hot®, and Wigo®.

For more information, please visit www.hotus.com

The Company reports and discusses its operating results using financial measures consistent with accounting principles generally accepted in the United States of America (“U.S. GAAP”). To supplement its presentation, the Company discloses certain financial measures that may be considered non-GAAP financial measures, such as EBITDA and EBITDA without share-based compensation and asset impairment charges, which are presented in an accompanying table to this press release along with a reconciliation of these financial measures to their corresponding U.S. GAAP based measures presented in the Company’s consolidated condensed statements of income.

This press release may contain forward-looking statements, which are subject to change. The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Any or all of the forward-looking statements may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. Many of these factors will be important in determining the Company’s actual future results. Consequently, no forward-looking statement can be guaranteed. Actual future results may vary materially from those expressed or implied in any forward-looking statements. The forward-looking statements are qualified in their entirety by a number of risks that could cause actual results to differ materially from historical or anticipated results. Generally, the words “anticipates”, “estimates”, “believes”, “expects”, “plans”, “may”, “will”, “should”, “seeks”, “project”, “predict”, “potential”, “continue”, “intends” and other similar words identify forward-looking statements. The Company cautions readers not to place undue reliance on forward-looking statements. The Company intends its forward-looking statements to speak only as of the time of such statements, and does not undertake to update or revise them as more information becomes available. The forward-looking statements contained in this press release should be read in conjunction with, and are subject to and qualified by, the risks described in the Company’s Form 10-K for the year ended February 28, 2010 and in our other filings with the SEC. Investors are urged to refer to the risk factors referred to above for a description of these risks. Such risks include, among others, the departure and recruitment of key personnel, the Company’s ability to deliver products to our customers in a timely manner, the Company’s projections of product demand, sales and net income (including the Company’s guidance for Kaz’s net sales revenue and the expectation that the acquisition will be accretive) are highly subjective and our future net sales revenue and net income could vary in a material amount from such projections, the Company’s relationship with key customers and licensors, the costs of complying with the business demands and requirements of large sophisticated customers, the Company’s dependence on foreign sources of supply and foreign manufacturing, the impact of changing costs of raw materials and energy on cost of goods sold and certain operating expenses, the inability to liquidate auction rate securities, circumstances that may contribute to future impairment of goodwill, intangible or other long-lived assets, the risks associated with the use of trademarks licensed from third parties, our dependence on the strength of retail economies and vulnerabilities to a prolonged economic downturn, the Company’s ability to develop and introduce innovative new products to meet changing consumer preferences, disruptions in U.S. and international credit markets, exchange rate risks, expectations regarding acquisitions and the integration of acquired businesses, the Company’s leverage and the constraints it may impose, the risks associated with tax audits and related disputes with taxing authorities, potential changes in laws, including tax laws, and the Company’s ability to continue to avoid classification as a controlled foreign corporation.

HELEN OF TROY LIMITED AND SUBSIDIARIES

Consolidated Condensed Statements of Income

(unaudited)

(in thousands, except per share data)

	Quarter Ended November 30,				Nine Months Ended November 30,
	2010		2009		2010		2009
Sales revenue, net	$205,001	100.0%	$189,399	100.0%	$539,977	100.0%	$495,465	100.0%
Cost of goods sold	112,256	54.8%	105,877	55.9%	294,529	54.5%	284,540	57.4%
Gross profit	92,745	45.2%	83,522	44.1%	245,448	45.5%	210,925	42.6%

Selling, general, and administrative expense	61,205	29.9%	53,658	28.3%	163,020	30.2%	141,230	28.5%
Operating income before impairment	31,540	15.4%	29,864	15.8%	82,428	15.3%	69,695	14.1%

Asset impairment charges	—	0.0%	—	0.0%	501	0.1%	900	0.2%
Operating income	31,540	15.4%	29,864	15.8%	81,927	15.2%	68,795	13.9%

Other income (expense):
Nonoperating income (expense), net	156	0.1%	125	0.1%	490	0.1%	927	0.2%
Interest expense	(2,081)	-1.0%	(2,146)	-1.2%	(6,377)	-1.2%	(8,192)	-1.7%
Total other income (expense)	(1,925)	-0.9%	(2,021)	-1.1%	(5,887)	-1.1%	(7,265)	-1.5%
Income before income taxes	29,615	14.4%	27,843	14.7%	76,040	14.1%	61,530	12.4%

Income tax expense	2,552	1.2%	3,110	1.6%	7,117	1.3%	6,377	1.3%
Net income	$27,063	13.2%	$24,733	13.1%	$68,923	12.8%	$55,153	11.1%

Earnings per share:
Diluted	$0.86		$0.80		$2.20		$1.79

Weighted average common share equivalents used in computing diluted earnings per share	31,297		31,047		31,293		30,848

HELEN OF TROY LIMITED AND SUBSIDIARIES

Selected Consolidated Balance Sheet Information

(unaudited)

(in thousands)

	11/30/2010	11/30/2009

Cash and cash equivalents	$70,623	$58,960

Receivables	152,414	144,831

Inventory	152,312	129,757

Total assets, current	393,796	351,697

Long-term investments	20,223	20,294

Total assets	923,434	826,169

Total liabilities, current	174,278	117,098

Total long-term liabilities	93,213	145,664

Stockholders’ equity	655,943	563,407

SELECTED OTHER DATA (in thousands)

Reconciliation of Non-GAAP Financial Measure - EBITDA (Earnings (Loss) Before Interest, Taxes, Depreciation and Amortization) and EBITDA

without share-based compensation and asset impairment charges to Net Income

	Quarter Ended November 30,		Nine Months Ended November 30,
	2010	2009	2010	2009

Net income	$27,063	$24,733	$68,923	$55,153

Interest expense, net	1,929	2,041	5,975	7,766

Income tax expense	2,552	3,110	7,117	6,377

Depreciation and amortization	4,109	3,503	12,415	11,436

EBITDA (Earnings before interest, taxes, depreciation and amortization)	$35,653	$33,387	$94,430	$80,732

EBITDA without share-based compensation and asset impairment charges

EBITDA, as calculated above	$35,653	$33,387	$94,430	$80,732

Add: Asset impairment charges	—	—	501	900
Share-based compensation	402	433	1,547	1,264

EBITDA without share-based compensation and asset impairment charges	$36,055	$33,820	$96,478	$82,896

The above table of SELECTED OTHER DATA includes non-GAAP measures. EBITDA and EBITDA without share-based compensation and asset impairment charges that are discussed in the preceding table are considered non-GAAP financial information as contemplated by SEC Regulation G, Rule 100. Accordingly, we are providing the preceding table that reconciles these measures to their corresponding U.S. GAAP based measures presented in our Consolidated Condensed Statements of Income in the accompanying press release. The Company believes that these non-GAAP measures provide useful information to management and investors regarding financial and business trends relating to its financial condition and results of operations.  The Company believes that these non-GAAP measures, in combination with the Company’s financial results calculated in accordance with U.S. GAAP, provide investors with additional perspective. The Company further believes that the items excluded from certain non-GAAP measures do not accurately reflect the underlying performance of its continuing operations for the period in which they are incurred, even though some of these excluded items may be incurred and reflected in the Company’s U.S. GAAP financial results in the foreseeable future.  The material limitation associated with the use of the non-GAAP financial measures is that the non-GAAP measures do not reflect the full economic impact of the Company’s activities.  These non-GAAP measures are not prepared in accordance with U.S. GAAP, are not an alternative to U.S. GAAP financial information, and may be calculated differently than non-GAAP financial information disclosed by other companies.  Accordingly, undue reliance should not be placed on non-GAAP information.

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2011